Exhibit a(1)

                              CERTIFICATE OF TRUST
                                       OF
                           NEUBERGER BERMAN ABC TRUST

This Certificate of Trust ("Certificate") is filed in accordance with the provisions of the Delaware Business Trust Act (12 Del. Code Ann. Tit. 12 Section 3801 et seq.) and sets forth the following:

      1. The name of the trust is: Neuberger Berman ABC Trust

      2. The business address of the registered office of the Trust and of the registered agent of the Trust is:

                  Corporation Service Company
                  1013 Centre Road
                  Wilmington, Delaware  19805

      3. This Certificate is effective upon filing.

      4. The Trust is a Delaware business trust to be registered under the Investment Company Act of 1940. Notice is hereby given that the Trust shall consist of one or more series. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Trust shall be enforceable against the assets of such series only, and not against the other assets of the Trust generally or other series.

         IN WITNESS WHEREOF, the undersigned, being the initial Trustees, have executed this Certificate this 21st day of September, 1998.



                                            /s/ CLAUDIA A. BRANDON
                                            ----------------------------------
                                            Claudia A. Brandon, as Trustee
                                            and not individually


                                           /s/ RICHARD RUSSELL
                                           -----------------------------------
                                           Richard Russell, as Trustee
                                           and not individually


                                           /s/ DANIEL J. SULLIVAN
                                           -----------------------------------
                                           Daniel J. Sullivan, as Trustee
                                           and not individually

                                                Address: 605 Third Avenue
                                                         New York, NY 10158

STATE OF NEW YORK
CITY OF NEW YORK

      Before me this 21st day of September 1998, personally appeared the above-named Claudia A. Brandon, Richard Russell and Daniel J. Sullivan, known to me to be the persons who executed the foregoing instrument and who acknowledged that they executed the same.


                                                  /s/ LORAINE OLAVARRIA
                                                  ---------------------
                                                      Notary Public

My commission expires  4/15/99
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